UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Restated Credit Facilities

On March 17, 2023 (the “Closing Date”), Entravision Communications Corporation (the “Company”) entered into an amendment and restatement of its credit facilities (the “Restated Credit Facilities”) pursuant to an Amendment and Restatement Agreement (the “Restated Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent (the “Agent”), and the other financial institutions party thereto as Lenders (collectively, the “Lenders” and individually each a “Lender”).

The Restated Credit Facilities described in the Restated Credit Agreement consists of a $200,000,000 senior secured Term A Facility, which was drawn in full on the Closing Date, and a $75,000,000 Revolving Credit Facility. In addition, the Restated Credit Agreement provides that the Company may increase the aggregate principal amount of the Restated Credit Facilities by an additional amount equal to $100,000,000 plus the amount that would result in the Company’s first lien net leverage ratio (as such term is used in the Restated Credit Agreement) not exceeding 2.25 to 1.0, subject to the Company satisfying certain conditions.

Borrowings under the Restated Credit Facilities were used on the Closing Date (a) to repay in full all of the outstanding obligations of the Company and its subsidiaries under the credit agreement dated as of November 30, 2017, among the Company, the Agent, and the lenders and the other parties thereto, (b) to pay fees and expenses in connection the Restated Credit Facilities, and (c) for general corporate purposes of the Company.

The Restated Credit Facilities are guaranteed on a senior secured basis by certain of the Company’s existing and future wholly-owned domestic subsidiaries, and secured on a first priority basis by the Company’s and those subsidiaries’ assets.

The Company’s borrowings under the Restated Credit Facilities will bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to either: (i) the Term SOFR (as defined in the Restated Credit Agreement) plus a margin between 2.50% and 3.00%, depending on the Total Net Leverage Ratio or (ii) the Base Rate (as defined in the Restated Credit Agreement) plus a margin between 1.50% and 2.00%, depending on the Total Net Leverage Ratio. The Restated Credit Facilities mature on March 17, 2028 (the “Maturity Date”).

The amounts outstanding under the Restated Credit Facilities may be prepaid at the option of the Company without premium or penalty, provided that certain limitations are observed, and subject to customary breakage fees in connection with the prepayment of a Term SOFR loan. The principal amount of the Term A Facility shall be paid in installments on the dates and in the respective amounts set forth in the Restated Credit Agreement, with the final balance due on the Maturity Date.

Subject to certain exceptions, the Restated Credit Agreement contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things:

•
incur liens on the property or assets of the Company;
•
make certain investments;
•
incur additional indebtedness;
•
consummate any merger, dissolution, liquidation, consolidation or sale of substantially all assets;
•
dispose of certain assets;
•
make certain restricted payments;
•
make certain acquisitions;
•
enter into substantially different lines of business;
•
enter into certain transactions with affiliates;
•
use loan proceeds to purchase or carry margin stock or for any other prohibited purpose;
•
change or amend the terms of organizational documents of the Company or certain restricted subsidiaries in a materially adverse way to the lenders, or change or amend the terms of certain indebtedness;
•
enter into sale and leaseback transactions;
•
make prepayments of any subordinated indebtedness, subject to certain conditions; and

•
change its fiscal year, or accounting policies or reporting practices.

The Restated Credit Agreement also provides for certain customary events of default.

The foregoing summary of, and the description of the revisions to, the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Credit Agreement, a copy of which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above relating to the Restated Credit Facilities is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2023, in connection with the new Securities and Exchange Commission rules and changes to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of corporate governance matters, the Board of Directors (the “Board”) of the Company adopted the Sixth Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective immediately.

The Amended and Restated Bylaws, among other things:

•
Address matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”), including requiring: (a) the stockholder’s nomination notice to include a representation that it intends to solicit proxies from stockholders representing at least 67% of the voting power of shares entitled to vote on the election of directors; and (b) the stockholder to comply with the Universal Proxy Rules and provide reasonable evidence thereof prior to the stockholder meeting. (Article 2, Section 2.2)
•
Enhance the informational and procedural requirements in connection with stockholder proposals and stockholder director nominations, including: (a) requiring additional information about the stockholder making the director nomination or proposal; (b) requiring additional information about the stockholder proposed business and/or director nominee; and (c) providing that the number of nominees a stockholder may nominate for election at the annual meeting of the stockholders may not exceed the number of directors to be elected at such annual meeting. (Article 2, Section 2.2)
•
Add procedural requirements for stockholders seeking to call special meetings of stockholders, including requirements that the stockholder submit written notices to the Company: (a) requesting that the Board fix a record date and call a special meeting; and (b) setting forth any business that the stockholder desires to bring before such special meeting, as well as other relevant information. (Article 2, Section 2.3)
•
Add certain requirements in connection with stockholder actions by written consent, including requirements that: (a) the stockholder submit a written notice for the Board to fix a record date; and (b) the Company engage an independent inspector of election to perform a review of the validity of the applicable consents and revocations. (Article 2, Section 2.10)
•
Clarify the means by which stockholders may deliver notices, information or documentation to the Company in the event of stockholder action, including, but not limited to, stockholder nominations or proposals of business, and stockholder requests for special meetings or action by written consent. (Article 2, Section 2.11)
•
Modify the provisions relating to adjournment procedures and availability of lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the DGCL. (Article 2, Sections 2.3 and 2.6)
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Remove the provision specifying the Company’s registered office and registered agent. (formerly Article 1, Section 1.1)
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Decrease the required notice period for special meetings of the Board from seventy-two (72) hours to twenty-four (24) hours. (Article 3, Section 3.6)
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Eliminate the provision related to reimbursement of fees and expenses paid to directors of the Company to align with the statutory reimbursement permitted by the DGCL. (formerly Article 3, Section 3.10)
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Clarify the means by which vacancies on the Board may be filled. (Article 3, Section 3.4)
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Modify the language that grants the Board authority to amend the Company’s Bylaws. (Article 7, Section 7.1)

•
Remove the provision related to a stockholder’s right to inspect the Company’s books and records to clarify that the Company’s stockholders have all of the statutory rights proscribed by the DGCL. (formerly Article 8, Section 8.7)
•
Make various other updates, including ministerial and conforming changes, revisions to eliminate references to Class B Common tock, and updates to more closely conform with the DGCL.

The foregoing summary of, and the description of the revisions to, the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events.

On March 20, 2023, the Company issued a press release announcing its entry into the Restated Credit Facilities. A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Sixth Amended and Restated Bylaws of Entravision Communications Corporation.

10.1 Amendment and Restatement Agreement, dated as of March 30, 2023, by and among Entravision Communications Corporation, as the Borrower, Bank of America, N.A., as Administrative Agent, and the other financial institutions party thereto as Lenders.

99.1 Press Release issued by Entravision Communications Corporation on March 20, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	March 20, 2023	By:	/s/ Christopher T. Young
Christopher T. Young Interim Chief Executive Officer, and Chief Financial Officer and Treasurer